As filed with the Securities and Exchange Commission on June 29, 2006
Registration No. 333-134206

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

PINNACLE WEST CAPITAL CORPORATION
ARIZONA PUBLIC SERVICE COMPANY
(Exact name of Registrant as specified in its charter)

ARIZONA	86-0512431
ARIZONA	86-0011170
(State of Incorporation or Organization)	(I.R.S. Employer
Identification Number)
400 North Fifth Street
Phoenix, Arizona 85004
(602) 250-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

MATTHEW P. FEENEY
Snell & Wilmer L.L.P.
One Arizona Center
Phoenix, Arizona 85004
(602) 382-6239
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☑
CALCULATION OF REGISTRATION FEE

Amount to be Registered/ Proposed Maximum Offering Price Per
Title of Each Class of	Unit/ Proposed Maximum Aggregate Offering Price/
Securities to be Registered	Amount of Registration Fee
Pinnacle West Capital Corporation:
Debt Securities	(1)
Preferred Stock
Common Stock(2)
Arizona Public Service:
Debt Securities

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities (including any securities issuable upon stock splits and similar transactions pursuant to Rule 416 under the Securities Act). In accordance with Rules 456(b) and 457(r), each Registrant is deferring payment of all of the registration fee, except for $28,720 and $41,195 that are being offset pursuant to Rule 457(p) for fees paid with respect to the unsold portion of the $272,000,000 and $400,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-121510 and 333-121512 initially filed on December 21, 2004 by Pinnacle West Capital Corporation and on December 21, 2004 by Arizona Public Service Company, respectively, and terminated on the date of filing of this registration statement.

(2)	Includes Pinnacle West Capital Corporation preferred share purchase rights. Prior to the occurrence of certain events, purchase rights for Pinnacle West Capital Corporation Series A Participating Preferred Stock will not be evidenced separately from the Pinnacle West Capital Corporation Common Stock.

Prospectus
PINNACLE WEST CAPITAL CORPORATION

Debt Securities
Preferred Stock
Common Stock
ARIZONA PUBLIC SERVICE COMPANY

Debt Securities
     We may offer and sell these securities from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer.
     Each time we sell these securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities, including the plan of distribution for the securities. You should carefully read this prospectus and any supplement, as well as the documents incorporated by reference in this prospectus, before you invest in any of these securities.
     See “Risk Factors” on page 3 of this prospectus to read about where we will describe certain factors you should consider in making an investment decision.
     Our principal executive offices are located at 400 North Fifth Street, Phoenix, AZ 85004. Our telephone number is (602) 250-1000.
     Pinnacle West’s common stock is listed on the New York Stock Exchange under the symbol “PNW.” Unless otherwise indicated in a supplement to this prospectus, the other securities offered hereby will not be listed on a national securities exchange or on the Nasdaq Stock Market.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     We may offer and sell these securities directly to purchasers, through agents, dealers, or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the relevant prospectus supplement will set forth any applicable commissions or discounts.

The date of this prospectus is June 28, 2006

RISK FACTORS
     We include a discussion of risk factors relating to our business and an investment in our securities in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed from time to time by us with the Securities and Exchange Commission (the “SEC”). These reports are incorporated by reference in this prospectus. See “Where You Can Find More Information.” Additional risks related to our securities may be described in a prospectus supplement. Before purchasing our securities, you should carefully consider the risk factors we describe in those reports and in a prospectus supplement. Although we try to discuss key risks in those risk factor descriptions, please be aware that other risks may prove to be important in the future. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance.
ABOUT THIS PROSPECTUS
     This prospectus is part of a shelf registration statement that we filed with the SEC. By using a shelf registration statement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus. In this prospectus we may refer to the debt securities, preferred stock and common stock that may be offered by Pinnacle West Capital Corporation (“Pinnacle West”) and the debt securities that may be offered by Arizona Public Service Company (“APS”) collectively as the “securities.”
     This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement and, if applicable, a pricing supplement. The prospectus supplement and any applicable pricing supplement will describe the specific terms of the securities being offered. The prospectus supplement and any applicable pricing supplement may also add to, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and in any supplement, you should rely on the information in the supplement. In addition, the registration statement we filed with the SEC includes exhibits that provide more details about the securities.
     You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. See “Where You Can Find More Information.” We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
     You should assume that the information appearing in this prospectus and any supplement to this prospectus is accurate only as of the dates on their covers and that information incorporated by reference is accurate only as of the date of the report that is incorporated, unless, in either case, the information is given as of another specific date. Our business, financial condition, results of operations, and prospects may have changed since those dates.
FORWARD-LOOKING STATEMENTS
     This prospectus, any accompanying prospectus supplement, and the information contained or incorporated by reference in this prospectus may contain forward-looking statements based on current expectations, and we assume no obligation to update these statements or make any further statements on any of these issues, except as required by applicable law. These forward-looking statements are often identified by words such as “estimate,” “predict,” “hope,” “may,” “believe,” “anticipate,” “plan,” “expect,” “require,” “intend,” “assume” and similar words. Because actual results may differ materially from expectations, we caution readers not to place undue reliance on these statements. A number of factors could cause future results to differ materially from historical results, or from results or outcomes currently expected or sought by us. In addition to the Risk Factors described above, these factors include, but are not limited to:
•	state and federal regulatory and legislative decisions and actions, including the outcome and timing of APS’ retail rate proceedings pending before the Arizona Corporation Commission;

•	the timely recovery of deferrals under APS’ power supply adjustor;

•	the ongoing restructuring of the electric industry, including the introduction of retail electric competition in Arizona and decisions impacting wholesale competition;

•	the outcome of regulatory, legislative and judicial proceedings, both current and future, relating to the restructuring;

•	market prices for electricity and natural gas;

•	power plant performance and outages;

•	transmission outages and constraints;

•	weather variations affecting local and regional customer energy usage;

•	customer growth and energy usage;

•	regional economic and market conditions, including the results of litigation and other proceedings resulting from the California energy situation, volatile fuel and purchased power costs and the completion of generation and transmission construction in the region, which could affect customer growth and the cost of power supplies;

•	the cost of debt and equity capital and access to capital markets;

•	current credit ratings remaining in effect for any given period of time;

•	our ability to compete successfully outside traditional regulated markets (including the wholesale market);

•	the performance of our marketing and trading activities due to volatile market liquidity and any deteriorating counterparty credit and the use of derivative contracts in our business (including the interpretation of the subjective and complex accounting rules related to these contracts);

•	changes in accounting principles generally accepted in the United States of America and the interpretation of those principles;

•	the performance of the stock market and the changing interest rate environment, which affect the amount of required contributions to Pinnacle West’s pension plan and APS’ nuclear decommissioning trust funds, as well as the reported costs of providing pension and other postretirement benefits;

•	technological developments in the electric industry;

•	the strength of the real estate market in the market areas of Pinnacle West’s subsidiary, SunCor Development Company (“SunCor”), which include Arizona, Idaho, New Mexico and Utah; and

•	other uncertainties, all of which are difficult to predict and many of which are beyond our control.
WHERE YOU CAN FIND MORE INFORMATION
Available Information
     We file annual, quarterly, and current reports, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site: http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room, which is located at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the public reference room. Reports and other information concerning Pinnacle West can also be inspected and copied at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005. Our filings with the SEC are also available on our own web site at http://www.pinnaclewest.com. The other information on our web site is not part of this prospectus or any prospectus supplement.
Incorporation by Reference
     The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or

15(d) of the Securities Exchange Act of 1934 (SEC file No. 1-8962 for Pinnacle West and No. 1-4473 for APS) prior to the termination of this offering, excluding, in each case, information deemed furnished and not filed.
Pinnacle West Capital Corporation:
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006;

•	Current Reports on Form 8-K filed on January 5, 2006, January 9, 2006, January 10, 2006, January 26, 2006, February 1, 2006, February 3, 2006, February 24, 2006, March 2, 2006, March 7, 2006, March 27, 2006, April 21, 2006, April 24, 2006, May 3, 2006, May 4, 2006, May 19, 2006 and May 31, 2006; and

•	The description of Pinnacle West’s common stock contained in the registration statement on Form 8-B filed with the SEC on July 25, 1985, and any amendment or report which we have filed (or will file after the date of this prospectus and prior to the termination of this offering) for the purpose of updating such description, including Pinnacle West’s Current Report on Form 8-K filed with the SEC on April 19, 1999 and Exhibit 4.1 to Pinnacle West’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002.
Arizona Public Service Company:
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006; and

•	Current Reports on Form 8-K filed January 5, 2006, January 9, 2006, January 10, 2006, January 26, 2006, February 1, 2006, February 3, 2006, February 24, 2006, March 7, 2006, March 27, 2006, April 21, 2006, April 24, 2006, May 3, 2006, May 4, 2006 and May 31, 2006.

          You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Pinnacle West Capital Corporation	Arizona Public Service Company
Office of the Secretary	Office of the Secretary
Station 9068	Station 9068
P.O. Box 53999	P.O. Box 53999
Phoenix, Arizona 85072-3999	Phoenix, Arizona 85072-3999
(602) 250-3252	(602) 250-3252
THE COMPANIES
     Pinnacle West was incorporated in 1985 under the laws of the State of Arizona and owns all of the outstanding equity securities of APS, its major subsidiary. APS is a vertically-integrated electric utility that provides retail and wholesale electric service to most of the state of Arizona, with the major exceptions of about one-half of the Phoenix metropolitan area, the Tucson metropolitan area and Mohave County in northwestern Arizona. Pinnacle West’s other significant subsidiaries are SunCor, which is engaged in real estate development and investment activities, and APS Energy Services, which provides competitive energy services and products in the western United States.
     The principal executive offices of Pinnacle West and APS are located at 400 North Fifth Street, Phoenix, Arizona 85004, and the telephone number is 602-250-1000.

USE OF PROCEEDS
          Each of Pinnacle West and APS intends to use the proceeds from the sale of these securities for general corporate purposes, which may include the repayment of indebtedness, capital expenditures, the funding of working capital, and acquisitions, and in the case of Pinnacle West, for stock repurchases and/or capital infusions into one or more of its subsidiaries for any of those purposes. The specific use of proceeds from the sale of securities will be set forth in the prospectus supplement relating to each offering of these securities.
GENERAL DESCRIPTION OF THE SECURITIES
          Pinnacle West, directly or through agents, dealers or underwriters that it designates, may offer and sell, from time to time, an indeterminate amount of:
•	its debt securities, in one or more series, which may be senior debt securities or subordinated debt securities, in each case consisting of notes or other unsecured evidences of indebtedness;

•	shares of its preferred stock;

•	shares of its common stock; or

•	any combination of these securities.
          APS, directly or through agents, dealers or underwriters that it designates, may offer and sell, from time to time, an indeterminate amount of its debt securities, in one or more series, which may be senior debt securities or subordinated debt securities, in each case consisting of notes or other unsecured evidences of indebtedness.
          Pinnacle West and APS may offer and sell these securities either individually or as units consisting of one or more of these securities, each on terms to be determined at the time of sale. Pinnacle West may issue debt securities and/or shares of preferred stock that are exchangeable for and/or convertible into common stock or any of the other securities that it may sell under this prospectus. When particular securities are offered, a supplement to this prospectus will be delivered with this prospectus, which will describe the terms of the offering and sale of the offered securities.
DESCRIPTION OF PINNACLE WEST DEBT SECURITIES
General
          The following description highlights the general terms of the debt securities that may be offered by Pinnacle West. When we use the terms “we,” “us,” “our,” and like terms in this description, we are referring to Pinnacle West. When we offer debt securities in the future, the prospectus supplement will explain the particular terms of those securities and the extent to which any of these general provisions will not apply.
          We can issue an unlimited amount of debt securities under the indentures listed below. We can issue debt securities from time to time and in one or more series as determined by us. In addition, we can issue debt securities of any series with terms different from the terms of debt securities of any other series and the terms of particular debt securities within any series may differ from each other, all without the consent of the holders of previously issued series of debt securities. From time to time, without notice to, or the consent of, the existing holders of any series of debt securities then outstanding, we may create and issue additional debt securities equal in rank and having the same maturity, payment terms, redemption features, and other terms as the debt securities of such series, except for payment of interest accruing prior to the issue date of the additional debt securities and (under some circumstances) for the first payment of interest following the issue date of the additional debt securities. The additional debt securities may be consolidated and form a single series with previously issued debt securities of the affected series.

          The debt securities of each series will be our direct, unsecured obligations. The debt securities may be issued in one or more new series under:
•	an Indenture, dated as of December 1, 2000, between The Bank of New York and us, as amended from time to time, in the case of senior debt securities; or

•	an Indenture, dated as of December 1, 2000, as amended from time to time, between The Bank of New York and us, in the case of subordinated debt securities.
          Because we are structured as a holding company, all existing and future indebtedness and other liabilities of our subsidiaries will be effectively senior in right of payment to our debt securities, whether senior debt securities or subordinated debt securities. Neither of the above Indentures limits our ability or the ability of our subsidiaries to incur additional indebtedness in the future. The assets and cash flows of our subsidiaries will be available, in the first instance, to service their own debt and other obligations and our ability to have the benefit of their assets and cash flows, particularly in the case of any insolvency or financial distress affecting our subsidiaries, would arise only through our equity ownership interests in our subsidiaries and only after their creditors had been satisfied.
          We have summarized the material provisions of the Indentures below. We have filed the senior and subordinated Indentures as exhibits to the registration statement. You should read the Indentures in their entirety, including the definitions of certain terms, together with this prospectus and the prospectus supplement before you make any investment decision. Although separate Indentures are used for subordinated debt securities and senior debt securities, references to the “Indenture” and the description of the “Indenture” in this section apply to both Indentures, unless otherwise noted.
          You should refer to the prospectus supplement attached to this prospectus for the following information about a new series of debt securities:
•	title of the debt securities;

•	the aggregate principal amount of the debt securities or the series of which they are a part;

•	the date on which the debt securities mature;

•	the interest rate;

•	when the interest on the debt securities accrues and is payable;

•	the record dates for the payment of interest;

•	places where principal, premium, or interest will be payable;

•	periods within which, and prices at which, we can redeem debt securities at our option;

•	any obligation on our part to redeem or purchase debt securities pursuant to a sinking fund or at the option of the holder;

•	denominations and multiples at which debt securities will be issued if other than $1,000;

•	any index or formula from which the amount of principal or any premium or interest may be determined;

•	any allowance for alternative currencies and determination of value;

•	whether the debt securities are defeasible under the terms of the Indenture;

•	whether we are issuing the debt securities as global securities;

•	any additional or different events of default and any change in the right of the trustee or the holders to declare the principal amount due and payable if there is any default;

•	any addition to or change in the covenants in the Indenture; and

•	any other terms.
          We may sell the debt securities at a substantial discount below their principal amount. The prospectus supplement may describe special federal income tax considerations that apply to debt securities sold at an original issue discount or to debt securities that are denominated in a currency other than United States dollars.
          Unless the applicable prospectus supplement specifies otherwise, the debt securities will not be listed on any securities exchange.
          Other than the protections described in this prospectus and in the prospectus supplement, holders of debt securities would not be protected by the covenants in the Indenture from a highly-leveraged transaction.
Subordination
          The Indenture relating to the subordinated debt securities states that, unless otherwise provided in a supplemental indenture or a board resolution, the debt securities will be subordinate to all senior debt. This is true whether the senior debt is outstanding as of the date of the Indenture or is incurred afterwards. The balance of the information under this heading assumes that a supplemental indenture or a board resolution results in a series of debt securities being subordinated obligations.
          The Indenture states that we cannot make payments of principal, premium, or interest on the subordinated debt if:
•	the principal, premium or interest on senior debt is not paid when due and the applicable grace period for the default has ended and the default has not been cured or waived; or

•	the maturity of any senior debt has been accelerated because of a default.
          The Indenture provides that we must pay all senior debt in full before the holders of the subordinated debt securities may receive or retain any payment if our assets are distributed to our creditors upon any of the following:
•	dissolution;

•	winding-up;

•	liquidation;

•	reorganization, whether voluntary or involuntary;

•	bankruptcy;

•	insolvency;

•	receivership; or

•	any other proceedings.
     The Indenture provides that when all amounts owing on the senior debt are paid in full, the holders of the subordinated debt securities will be subrogated to the rights of the holders of senior debt to receive payments or distributions applicable to senior debt.

          The Indenture defines senior debt as the principal, premium, interest and any other payment due under any of the following, whether outstanding at the date of the Indenture or thereafter incurred, created or assumed:
•	all of our debt evidenced by notes, debentures, bonds, or other securities we sell for money;

•	all debt of others of the kinds described in the preceding bullet point that we assume or guarantee in any manner; and

•	all renewals, extensions, or refundings of debt of the kinds described in either of the two preceding bullet points.
          However, the preceding will not be considered senior debt if the document creating the debt or the assumption or guarantee of the debt states that it is not superior to or that it is on equal footing with the subordinated debt securities.
          The Indenture does not limit the aggregate amount of senior debt that we may issue.
Form, Exchange, and Transfer
          Each series of debt securities will be issuable only in fully registered form and without coupons. In addition, unless otherwise specified in a prospectus supplement, the debt securities will be issued in denominations of $1,000 and multiples of $1,000. We, the trustee, and any of our agents may treat the registered holder of a debt security as the absolute owner for the purpose of making payments, giving notices, and for all other purposes.
          The holders of debt securities may exchange them for any other debt securities of the same series, in authorized denominations and equal principal amount. However, this type of exchange will be subject to the terms of the Indenture and any limitations that apply to global securities.
          A holder may transfer debt securities by presenting the endorsed security at the office of a security registrar or at the office of any transfer agent we designate. The holder will not be charged for any exchange or registration of transfer, but we may require payment to cover any tax or other governmental charge in connection with the transaction. We have appointed the trustee under each Indenture as security registrar. A prospectus supplement will name any transfer agent we designate for any debt securities if different from the security registrar. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts at any time, except that we will maintain a transfer agent in each place of payment for debt securities.
          If the debt securities of any series are to be redeemed in part, we will not be required to do any of the following:
•	issue, register the transfer of, or exchange any debt securities of that series and/or tenor beginning 15 days before the day of mailing of a notice of redemption of any debt security that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt security selected for redemption, except for an unredeemed portion of a debt security that is being redeemed in part.
Payment and Paying Agents
          Unless otherwise indicated in the applicable prospectus supplement, we will pay interest on a debt security on any interest payment date to the person in whose name the debt security is registered.
          Unless otherwise indicated in the applicable prospectus supplement, the principal, premium, and interest on the debt securities of a particular series will be payable at the office of the paying agents that we may designate. However, we may pay any interest by check mailed to the address, as it appears in the security register, of the person entitled to that interest. Also, unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the trustee in The City of New York will be our sole paying agent for payments with respect to debt securities of each series. Any other paying agent that we initially designate for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will maintain a paying agent in each place of payment for the debt securities of a particular series.
          All money that we pay to a paying agent for the payment of the principal, premium, or interest on any debt security that remains unclaimed at the end of two years after the principal, premium, or interest has become due and payable will be repaid to us, and the holder of the debt security may look only to us for payment.
Consolidation, Merger, and Sale of Assets
          Unless otherwise indicated in the applicable prospectus supplement, we may not:
•	consolidate with or merge into any other entity;

•	convey, transfer, or lease our properties and assets substantially as an entirety to any entity; or

•	permit any entity to consolidate with or merge into us or convey, transfer, or lease its properties and assets substantially as an entirety to us, unless the following conditions are met:
•	the successor entity is a corporation, partnership, unincorporated organization or trust, organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the debt securities and under the Indenture;

•	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•	other conditions are met.
          Upon any such merger, consolidation, or transfer or lease of properties, the successor person will be substituted for us under the Indenture, and, thereafter, except in the case of a lease, we will be relieved of all obligations and covenants under the Indenture and the debt securities.
Events of Default
          Each of the following will be an event of default under the Indenture with respect to debt securities of any series:
•	our failure to pay principal of or any premium on any debt security of that series when due;

•	our failure to pay any interest on any debt securities of that series when due, and the continuance of that failure for 30 days;

•	our failure to deposit any sinking fund payment, when due, in respect of any debt securities of that series;

•	our failure to perform any of our other covenants in the Indenture relating to that series and the continuance of that failure for 90 days after written notice has been given by the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series;

•	bankruptcy, insolvency, or reorganization events involving us; and

•	any other event of default for that series described in the applicable prospectus supplement.

          If an event of default occurs and is continuing, other than an event of default relating to bankruptcy, insolvency, or reorganization, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series may declare the principal amount of the debt securities of that series to be due and payable immediately. In the case of any debt security that is an original issue discount security or the principal amount of which is not then determinable, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the portion of the principal amount of the debt security specified in the terms of such debt security to be immediately due and payable upon an event of default.
          If an event of default involving bankruptcy, insolvency, or reorganization occurs, the principal amount of all the debt securities of the affected series will automatically, and without any action by the trustee or any holder, become immediately due and payable. After any acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture.
          The trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. Subject to provisions for the indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.
          No holder of a debt security of any series will have any right to institute any proceeding under the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the Indenture, unless:
•	the holder has previously given the trustee written notice of a continuing event of default with respect to the debt securities of that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and the holder or holders have offered reasonable indemnity, to the trustee to institute the proceeding as trustee; and

•	the trustee has failed to institute the proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with the request within 60 days after the notice, request, and offer of indemnity.
          The limitations provided above do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal, premium, or interest on the debt security on or after the applicable due date.
          We are required to furnish to the trustee annually a certificate of various officers stating whether or not we are in default in the performance or observance of any of the terms, provisions, and conditions of the Indenture and, if so, specifying all known defaults.
Modification and Waiver
          In limited cases, we and the trustee may make modifications and amendments to the Indenture without the consent of the holders of any series of debt securities. We and the trustee may also make modifications and amendments to the Indenture with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. However, without the consent of the holder of each outstanding debt security affected, no modification or amendment may:
•	reduce the principal amount of, or any premium or interest on, any debt security;

•	reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity of the security;

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•	change the place or currency of payment of principal of, or any premium or interest on, any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security; or

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indenture or is necessary for waiver of compliance with certain provisions of the Indenture or of certain defaults, or modify the provisions of the Indenture relating to modification and waiver.
          In general, compliance with certain restrictive provisions of the Indenture may be waived by the holders of not less than 66-2/3% in aggregate principal amount of the outstanding debt securities of any series. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past default under the Indenture, except:
•	a default in the payment of principal, premium, or interest; and

•	a default under covenants and provisions of the Indenture which cannot be amended without the consent of the holder of each outstanding debt security of the affected series.
          In determining whether the holders of the requisite principal amount of the outstanding debt securities have given or taken any direction, notice, consent, waiver, or other action under the Indenture as of any date:
•	the principal amount of an outstanding original issue discount security will be the amount of the principal that would be due and payable upon acceleration of the maturity on that date,

•	if the principal amount payable at the stated maturity of a debt security is not determinable, the principal amount of the outstanding debt security will be an amount determined in the manner prescribed for the debt security; and

•	the principal amount of an outstanding debt security denominated in one or more foreign currencies will be the U.S. dollar equivalent of the principal amount of the debt security or, in the case of a debt security described in the previous bullet point above, the amount described in that bullet point.
          If debt securities have been fully defeased or if we have deposited money with the trustee to redeem debt securities, they will not be considered outstanding.
          Except in limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver, or other action under the Indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, the action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. To be effective, the action must be taken by holders of the requisite principal amount of the debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or any other shorter period that we may specify. The period may be shortened or lengthened, but not beyond 180 days.
Defeasance and Covenant Defeasance
          We may elect to have the provisions of the Indenture relating to defeasance and discharge of indebtedness, or defeasance of restrictive covenants in the Indenture, applied to the debt securities of any series, or to any specified part of a series. The prospectus supplement used in connection with the offering of any debt securities will state whether we can make these elections for that series.
     Defeasance and Discharge
          We will be discharged from all of our obligations with respect to the debt securities of a series if we deposit with the trustee money in an amount sufficient to pay the principal, premium, and interest on the debt securities of that series when due in accordance with the terms of the Indenture and the debt securities. We can also deposit securities that will provide the necessary monies. However, we will not be discharged from the obligations to exchange or register the transfer of debt securities, to replace stolen, lost, or mutilated debt securities, to maintain paying agencies, and to hold moneys for payment in trust. The defeasance or discharge may occur only if we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such debt securities:
•	will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance, and discharge; and

•	will be subject to federal income tax on the same amount, in the same manner, and at the same times as would have been the case if the deposit, defeasance, and discharge were not to occur.
     Defeasance of Covenants
          We may elect to omit compliance with restrictive covenants in the Indenture and any additional covenants that may be described in the applicable prospectus supplement for a series of debt securities. This election will preclude some actions from being considered defaults under the Indenture for the applicable series. In order to exercise this option, we will be required to deposit, in trust for the benefit of the holders of debt securities, funds in an amount sufficient to pay the principal, premium and interest on the debt securities of the applicable series. We may also deposit securities that will provide the necessary monies. We will also be required to deliver to the trustee an opinion of counsel to the effect that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit and defeasance were not to occur. If we exercise this option with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of any event of default, the amount of funds deposited in trust would be sufficient to pay amounts due on the debt securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on the debt securities on any acceleration resulting from an event of default. In that case, we would remain liable for the additional payments.
Governing Law
          The law of the State of New York will govern the Indenture and the debt securities.
Global Securities
          Some or all of the debt securities of any series may be represented, in whole or in part, by one or more global securities, which will have an aggregate principal amount equal to that of the debt securities they represent. We will register each global security in the name of a depositary or nominee identified in a prospectus supplement and deposit the global security with the depositary or nominee. Each global security will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below and other matters specified in a supplemental indenture to the Indenture.
          No global security may be exchanged for debt securities registered, and no transfer of a global security may be registered, in the name of any person other than the depositary for the global security or any nominee of the depositary, unless:
•	the depositary has notified us that it is unwilling or unable to continue as depositary for the global security or has ceased to be qualified to act as depositary;

•	a default has occurred and is continuing with respect to the debt securities represented by the global security; or

•	any other circumstances exist that may be described in the applicable supplemental indenture and prospectus supplement.
          We will register all securities issued in exchange for a global security or any portion of a global security in the names specified by the depositary.
          As long as the depositary or its nominee is the registered holder of a global security, the depositary or nominee will be considered the sole owner and holder of the global security and the debt securities that it represents. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not:
•	be entitled to have the global security or debt securities registered in their names;

•	receive or be entitled to receive physical delivery of certificated debt securities in exchange for a global security; and

•	be considered to be the owners or holders of the global security or any debt securities for any purpose under the Indenture.
          We will make all payments of principal, premium, and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that purchasers of securities take physical delivery of securities in definitive form. These laws make it difficult to transfer beneficial interests in a global security.
          Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee, referred to as Participants, and to persons that may hold beneficial interests through Participants. In connection with the issuance of any global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its Participants. Ownership of beneficial interests in a global security will only be shown on records maintained by the depositary or the Participant. Likewise, the transfer of ownership interests will be effected only through the same records. Payments, transfers, exchanges, and other matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. Neither we, the trustee, nor any of our agents will have responsibility or liability for any aspect of the depositary’s or any Participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising, or reviewing any records relating to the beneficial interests.
Regarding the Trustee
     The Bank of New York is the trustee under our Indentures relating to the senior debt securities and the subordinated debt securities. It is also trustee of our pension plan and under various indentures covering securities issued by APS or on APS’ behalf. The Bank of New York also acts as transfer agent for our common stock. We and our affiliates maintain normal commercial and banking relationships with The Bank of New York. In the future The Bank of New York and its affiliates may provide banking, investment and other services to us and our affiliates.
DESCRIPTION OF PINNACLE WEST PREFERRED STOCK
          Pinnacle West may issue, from time to time, shares of one or more series of its preferred stock. When we use the terms “we,” “us,” “our,” and like terms in this description, we are referring to Pinnacle West. The following description sets forth certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. The particular terms of any series of preferred stock and the extent, if any, to which these general provisions may apply to the series of preferred stock offered will be described in the prospectus supplement relating to that preferred stock.

          The following summary of provisions of the preferred stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of our articles of incorporation, bylaws, and the amendment to our articles relating to a specific series of the preferred stock (the “statement of preferred stock designations”), which will be in the form filed as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part. Before investing in any series of our preferred stock, you should read our articles, bylaws and the relevant statement of preferred stock designations.
General
          Under our articles of incorporation, we have the authority to issue up to 10,000,000 shares of preferred stock. As of June 28, 2006, no shares of preferred stock were outstanding. 4,400,000 shares of preferred stock are reserved for issuance under our shareholders rights plan. See “Description of Pinnacle West Common Stock—Certain Anti-takeover Effects—Shareholder Rights Plan.” Our Board of Directors is authorized to issue shares of preferred stock, in one or more series, and to fix for each series voting powers and those preferences and relative, participating, optional or other special rights and those qualifications, limitations or restrictions as are permitted by the Arizona Business Corporation Act (the “ABCA”). For a description of provisions in our articles and bylaws or under Arizona law that could delay, defer or prevent a change in control, see “Description of Pinnacle West Common Stock – Certain Anti-takeover Effects.”
          Our Board of Directors is authorized to determine the terms for each series of preferred stock, and the prospectus supplement will describe the terms of any series of preferred stock being offered, including:
•	the designation of the shares and the number of shares that constitute the series;

•	the dividend rate (or the method of calculation thereof), if any, on the shares of the series and the priority as to payment of dividends with respect to other classes or series of our capital stock;

•	the dividend periods (or the method of calculation thereof);

•	the voting rights of the shares;

•	the liquidation preference and the priority as to payment of the liquidation preference with respect to other classes or series of our capital stock and any other rights of the shares of the series upon our liquidation or winding-up;

•	whether and on what terms the shares of the series will be subject to redemption or repurchase at our option or at the option of the holders thereof;

•	whether and on what terms the shares of the series will be convertible into or exchangeable for other securities;

•	whether the shares of the series of preferred stock will be listed on a securities exchange;

•	any special United States federal income tax considerations applicable to the series; and

•	the other rights and privileges and any qualifications, limitations or restrictions of the rights or privileges of the series.
Dividends
          Holders of shares of preferred stock shall be entitled to receive, when and as declared by our Board of Directors out of our funds legally available therefor, a cash dividend payable at the dates and at the rates, if any, per share as set forth in the applicable prospectus supplement.

Convertibility
          No series of preferred stock will be convertible into, or exchangeable for, other securities or property except as set forth in the applicable prospectus supplement.
Redemption and Sinking Fund
          No series of preferred stock will be redeemable or receive the benefit of a sinking fund except as set forth in the applicable prospectus supplement.
Liquidation Rights
          Unless otherwise set forth in the applicable prospectus supplement, in the event of our liquidation, dissolution or winding up, the holders of shares of each series of preferred stock are entitled to receive distributions out of our assets available for distribution to shareholders, before any distribution of assets is made to holders of (i) any other shares of preferred stock ranking junior to that series of preferred stock as to rights upon liquidation and (ii) shares of common stock. The amount of liquidating distributions received by holders of preferred stock will generally equal the liquidation preference specified in the applicable prospectus supplement for that series of preferred stock, plus any dividends accrued and accumulated but unpaid to the date of final distribution. The holders of each series of preferred stock will not be entitled to receive the liquidating distribution of, plus such dividends on, those shares until the liquidation preference of any shares of our capital stock ranking senior to that series of the preferred stock as to the rights upon liquidation shall have been paid or set aside for payment in full.
          If upon our liquidation, dissolution or winding up, the amounts payable with respect to the preferred stock, and any other preferred stock ranking as to any distribution on a parity with the preferred stock are not paid in full, then the holders of the preferred stock and the other parity preferred stock will share ratably in any distribution of assets in proportion to the full respective preferential amount to which they are entitled. Unless otherwise specified in a prospectus supplement for a series of preferred stock, after payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of preferred stock will not be entitled to any further participation in any distribution of our assets. Neither a consolidation or merger of us with another corporation nor a sale of securities shall be considered a liquidation, dissolution or winding up of us.
Voting Rights
          The holders of each series of preferred stock we may issue will have no voting rights, except as required by law and as described below or in the applicable prospectus supplement. Our Board of Directors may, upon issuance of a series of preferred stock, grant voting rights to the holders of that series, including rights to elect additional board members if we fail to pay dividends in a timely fashion.
          Arizona law provides for certain voting rights for holders of a class of stock, even if the stock does not have other voting rights. Thus, the holders of all shares of a class, would be entitled to vote on any amendment to our articles of incorporation that would:
•	increase or decrease the aggregate number of authorized shares of the class;

•	effect an exchange or reclassification of all or part of the shares of the class into shares of another class;

•	effect an exchange or reclassification, or create the right of exchange of all or part of the shares of another class into shares of the class;

•	change the designations, rights, obligations, preferences, or limitations of all or part of the shares of the class;

•	change the shares of all or part of the class into a different number of shares of the same class;

•	create a new class of shares having rights or preferences with respect to distributions or to dissolution that are prior, superior or substantially equal to the shares of the class;

•	increase rights, preferences or number of authorized shares of any class that, after giving effect to the amendment, have rights or preferences with respect to distributions or to dissolution that are prior, superior or substantially equal to the shares of the class;

•	limit or deny an existing preemptive right of all or part of the class; and

•	cancel or otherwise affect rights to distributions or dividends that have accumulated but have not yet been declared on all or part of the shares of the class.
          If the proposed amendment would affect a series of the class, but not the entire class, in one or more of the ways described in the bullets above, then the shares of the affected series will have the right to vote on the amendment as a separate voting group. However, if a proposed amendment that would entitle two or more series of the class to vote as separate voting groups would affect those series in the same or a substantially similar way, the shares of all the series so affected must vote together as a single voting group on the proposed amendment.
          Unless the articles of incorporation, Arizona law or the Board of Directors would require a greater vote or unless the articles or Arizona law would require a different quorum, if an amendment to the articles would allow the preferred stock or one or more series of the preferred stock to vote as voting groups, the vote required by each voting group would be:
•	a majority of the votes entitled to be cast by the voting group, if the amendment would create dissenters’ rights for that voting group; and

•	in any other case, if a quorum is present in person or by proxy consisting of a majority of the votes entitled to be cast on the matter by the voting group, the votes cast by the voting group in favor of the amendment must exceed the votes cast against the amendment by the voting group.
        Arizona law may also require that the preferred stock be entitled to vote on certain other extraordinary transactions.
Miscellaneous
          The holders of our preferred stock will have no preemptive rights. All shares of preferred stock being offered by the applicable prospectus supplement will be fully paid and not liable to further calls or assessment by us. If we should redeem or otherwise reacquire shares of our preferred stock, then these shares will resume the status of authorized and unissued shares of preferred stock undesignated as to series, and will be available for subsequent issuance. There are no restrictions on repurchase or redemption of the preferred stock while there is any arrearage on sinking fund installments except as may be set forth in an applicable prospectus supplement. Payment of dividends on any series of preferred stock may be restricted by loan agreements, indentures and other transactions entered into by us. Any material contractual restrictions on dividend payments that exist at the time of the offer of any preferred stock will be described or incorporated by reference in the applicable prospectus supplement.
          When we offer to sell a series of preferred stock, we will describe the specific terms of the series in the applicable prospectus supplement. If any particular terms of a series of preferred stock described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will be deemed to supersede the terms described in this prospectus.
No Other Rights
          The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable prospectus supplement, our articles of incorporation or the applicable statement of preferred stock designations or as otherwise required by law.

Transfer Agent and Registrar
          The transfer agent and registrar for each series of preferred stock will be designated in the applicable prospectus supplement.
DESCRIPTION OF PINNACLE WEST COMMON STOCK
          Pinnacle West may issue, from time to time, shares of its common stock, the general terms and provisions of which are summarized below. When we use the terms “we,” “us,” “our,” and like terms in this description, we are referring to Pinnacle West. This summary does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, the provisions of our articles of incorporation, bylaws and the applicable prospectus supplement.
Authorized Shares
          Under our articles of incorporation, we have the authority to issue 150,000,000 shares of common stock.
Dividends
          Subject to any preferential rights of any series of preferred stock, holders of shares of common stock will be entitled to receive dividends on the stock out of assets legally available for distribution when, as and if authorized and declared by our Board of Directors. The payment of dividends on the common stock will be a business decision to be made by our Board of Directors from time to time based upon results of our operations and our financial condition and any other factors as our Board of Directors considers relevant. Payment of dividends on the common stock may be restricted by loan agreements, indentures and other transactions entered into by us from time to time. Any material contractual restrictions on dividend payments that exist at the time of the offer of any common stock will be described in the applicable prospectus supplement.
Voting Rights
          Holders of common stock are entitled to one vote per share on all matters voted on generally by the shareholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any series of preferred stock, the holders of the shares possess all voting power. Arizona law provides for cumulative voting for the election of directors. As a result, any shareholder may cumulate his or her votes by casting them all for any one director nominee or by distributing them among two or more nominees.
Staggered Terms of Directors
          Our Board of Directors is elected in three classes with staggered three-year terms. One class of directors is elected each year for a three-year term. Election of directors with staggered terms lessens the effectiveness of cumulative voting rights by reducing the number of directors who are elected in any given year.
Liquidation Rights
          Subject to any preferential rights of any series of preferred stock, holders of shares of common stock are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up.
Absence of Other Rights
          Holders of our common stock have no preferential, preemptive, conversion or exchange rights.

Miscellaneous
          All shares of common stock being offered by the applicable prospectus supplement will be fully paid and not liable to further calls or assessment by us.
Transfer Agent and Registrar
          The Bank of New York is the principal transfer agent and registrar for the common stock.
Preferred Stock
          Our Board of Directors has the authority, without any further action by our shareholders, to issue from time to time shares of preferred stock, in one or more series and to fix the designations, preferences, rights, qualifications, limitations and restrictions thereof, including voting rights, dividend rights, dividend rates, conversion rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series. The issuance of preferred stock with voting rights could have an adverse effect on the voting power of holders of common stock by increasing the number of outstanding shares having voting rights. In addition, if our board of directors authorizes preferred stock with conversion rights, the number of shares of common stock outstanding could potentially be increased up to the authorized amount. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock. Any such issuance could also have the effect of delaying, deterring or preventing a change in control of us and may adversely affect the rights of holders of our common stock. See also “Description of Pinnacle West Preferred Stock” above.
Certain Anti-takeover Effects
          General. Certain provisions of our articles of incorporation, bylaws, and the Arizona Revised Statutes (“ARS”), as well as our shareholder rights plan, may have an anti-takeover effect and may delay or prevent a tender offer or other acquisition transaction that a shareholder might consider to be in his or her best interest, including a transaction that results in a premium over the market price of the common stock. The summary of the provisions of our articles, bylaws, shareholder rights plan, and the ARS set forth below does not purport to be complete and is qualified in its entirety by reference to our articles, bylaws, shareholder rights plan, and the ARS.
          Business Combinations. ARS § 10-2741 through 2743 and Article XII of our bylaws restrict a wide range of transactions (collectively, “business combinations”) between us or, in certain cases, one of our subsidiaries, and an interested shareholder (or any affiliate or associate of the interested shareholder). An “interested shareholder” is, generally, any person who beneficially owns, directly or indirectly, 10% or more of our outstanding voting power or any of our affiliates or associates who at any time within the prior three years was such a beneficial owner. The statute broadly defines “business combinations” to include, among other things and with certain exceptions:
•	mergers and consolidations with an interested shareholder or an affiliate or associate of the interested shareholder;

•	share exchanges with an interested shareholder or an affiliate or associate of the interested shareholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets to an interested shareholder or an affiliate or associate of the interested shareholder, representing 10% or more of (i) the aggregate market value of all of our consolidated assets as of the end of the most recent fiscal quarter, (ii) the aggregate market value of all our outstanding shares, or (iii) our consolidated revenues or net income for the four most recent fiscal quarters;

•	the issuance or transfer of shares of stock having an aggregate market value of 5% or more of the aggregate market value of all of our outstanding shares to an interested shareholder or an affiliate or associate of the interested shareholder;

•	the adoption of a plan or proposal for our liquidation or dissolution or reincorporation in another state or jurisdiction pursuant to an agreement or arrangement with an interested shareholder or an affiliate or associate of the interested shareholder;

•	corporate actions, such as stock splits and stock dividends, and other transactions resulting in an increase in the proportionate share of the outstanding shares of any series or class of stock of us or any of our subsidiaries owned by an interested shareholder or an affiliate or associate of the interested shareholder; and

•	the receipt by an interested shareholder or an affiliate or associate of the interested shareholder of the benefit (other than proportionately as a shareholder) of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by or through us or any of our subsidiaries.
          The ARS and our bylaws provide that, subject to certain exceptions, we may not engage in a business combination with an interested shareholder (or any affiliate or associate of the interested shareholder) or authorize one of our subsidiaries to do so, for a period of three years after the date on which the interested shareholder first acquired the shares that qualify such person as an interested shareholder (the “share acquisition date”), unless either the business combination or the interested shareholder’s acquisition of shares on the share acquisition date is approved by a committee of our Board of Directors (comprised solely of disinterested directors or other disinterested persons) prior to the interested shareholder’s share acquisition date.
          In addition, after such three-year period, the ARS and our bylaws prohibit us from engaging in any business combination with an interested shareholder (or any affiliate or associate of the interested shareholder), subject to certain exceptions, unless:
•	the business combination or acquisition of shares by the interested shareholder on the share acquisition date was approved by our Board of Directors prior to the share acquisition date;

•	the business combination is approved by holders of a majority of our outstanding shares (excluding shares beneficially owned by the interested shareholder or any affiliate or associate of the interested shareholder) at a meeting called after such three-year period; or

•	the business combination satisfies specified price and other requirements.
          Anti-Greenmail Provisions. ARS § 10-2704 and Article XIII of our bylaws prohibit us from purchasing any shares of our voting stock from any beneficial owner (or group of beneficial owners acting together to acquire, own or vote our shares) of more than 5% of the voting power of our outstanding shares at a price per share in excess of the average closing sale price during the 30 trading days preceding the purchase or if the person or persons have commenced a tender offer or announced an intention to seek control of us, during the 30 trading days prior to the commencement of the tender offer or the making of the announcement, unless
•	the 5% beneficial owner has beneficially owned the shares to be purchased for a period of at least three years;

•	holders of a majority of our voting power (excluding shares held by the 5% beneficial owner or its affiliates or associates or by any of our officers and directors) approve the purchase; or

•	we make the repurchase offer available to all holders of the class or series of securities to be purchased and to all holders of other securities convertible into that class or series.
          Control Share Acquisition Statute. Through a provision in our bylaws, we have opted out of ARS § 10-2721 through 2727, the Arizona statutory provisions regulating control share acquisitions. As a result, potential acquirors are not subject to the limitations imposed by that statute.

          Shareholder Rights Plan. We have adopted a shareholder rights plan under which one preferred share purchase right is attached to each outstanding share of our common stock. The rights become exercisable and will be separated from the common stock on the Distribution Date, as such term is defined in the plan. Generally, subject to specified exceptions, the Distribution Date will occur on the earlier of:
•	10 days following a public announcement that a person or group of affiliated or associated persons (an “acquiring person”) has acquired beneficial ownership of 15% or more of our outstanding common stock, or

•	10 business days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer that would result in the beneficial ownership by a person or group of 15% or more of our outstanding common stock.
          Each right entitles the registered holder to purchase from us one one-hundredth of a share of Series A Participating Preferred Stock (the “Series A Preferred Stock”) at an exercise price of $130, subject to adjustment under specified circumstances. However, after any person has become an acquiring person (a “Flip-In Event”), upon exercise of the right, the holder will be entitled to receive common stock valued at twice the exercise price of the right. In other words, a rights holder may purchase common stock at a 50% discount. In some circumstances, the holder will receive cash, property or other securities instead of common stock. Upon the occurrence of a Flip-In Event, any rights owned by an acquiring person, its affiliates and associates and certain of its transferees will become null and void.
          In the event that a person becomes an acquiring person, we are then merged, and the common stock is exchanged or converted in the merger, then each right (other than those formerly held by the acquiring person, which became void) would “flip-over” and be exercisable for a number of shares of common stock of the acquiring company having a market value of two times the exercise price of the right. In other words, a rights holder may purchase the acquiring company’s common stock at a 50% discount.
          After a Flip-In Event but before a “flip-over” event (as described above) occurs and before an acquiring person becomes the owner of 50% or more of the common stock, the Board may cause the rights (either in whole or in part) to be exchanged for shares of common stock (or fractional interests in Series A Preferred Stock, or equivalent securities, of equal value) at a one-to-one exchange ratio. Rights held by the acquiring person, however, which became void upon the Flip-In Event, would not be entitled to participate in such exchange.
          We may redeem the rights for $0.01 per right at any time prior to the date on which a person becomes an acquiring person. The shareholder rights plan and the rights expire in March 2009, subject to extension.
          For so long as the rights are redeemable, the terms of the rights may be amended or supplemented by the Board of Directors at any time and from time to time without the consent of the holders of the rights. At any time when the rights are not redeemable, the Board of Directors may amend or supplement the terms of the rights, provided that such amendment does not adversely affect the interests of the holders of the rights. In no event may any amendment or supplement be made which changes the redemption price.
     Until a right is exercised, the holder thereof will have no rights as a shareholder, including, without limitation, the right to vote or to receive dividends, except as holder of the common stock to which the right is attached.
          For information on the terms of the Series A Preferred Stock, see the certificate of designation for the Series A Preferred Stock, the form of which is attached as Exhibit A to the Amended and Restated Rights Agreement, dated as of March 26, 1999, filed as an exhibit to our Current Report on Form 8-K filed with the SEC on April 19, 1999, which is incorporated herein by reference.
          Special Meetings of Shareholders. Pursuant to ARS § 10-702, except with respect to certain business combinations, as required by Arizona law, a special meeting of shareholders may be called by a corporation’s Board of Directors or any other person authorized to do so in its articles of incorporation or bylaws. Our bylaws provide that, except as required by law, special meetings of shareholders may only be called by a majority of our Board of Directors, the Chairman of the Board, or the President.
          Election and Removal of Directors. Our Board of Directors is divided into three classes. The directors in each class serve for a three year term, with one class being elected each year by our shareholders. The classification of our Board of Directors generally makes it more difficult for shareholders to effect a change in control because at least two shareholder meetings are required to elect a majority of our Board. Arizona law provides for cumulative voting in the election of directors, which may make it more difficult for shareholders to elect a majority of the Board of Directors.
          Our bylaws provide that any director may be removed with or without cause, but only at a special meeting of shareholders called for that purpose, if the votes cast in favor of such removal exceed the votes cast against such removal. However, if less than the entire Board of Directors is to be removed, no one director may be removed if the votes cast against the director’s removal would be sufficient to elect the director if then cumulatively voted at an election of the class of directors of which the director is a part.
          Shareholder Proposals and Director Nominations. A shareholder can submit shareholder proposals and nominate candidates for election to our Board of Directors if he or she follows the advance notice provisions set forth in our bylaws.
          With respect to shareholder proposals to bring business before the annual meeting, shareholders must submit a written notice to the Secretary of Pinnacle West not fewer than 90 nor more than 120 days prior to the first anniversary of the date of our previous year’s annual meeting of shareholders. However, if we have changed the date of the annual meeting by more than 30 days from the date of the previous year’s annual meeting, the written notice must be submitted no earlier than 120 days before the annual meeting and not later than 90 days before the annual meeting or ten days after the day we make public the date of the annual meeting. The written notice must briefly describe the business the shareholder desires to bring before the meeting, the text of the proposal or business, the reasons for conducting such business at the meeting, and any material interest in the proposal of the shareholder and the beneficial owner, if any, on whose behalf the proposal is made.
          With respect to director nominations, shareholders must submit written notice to the Secretary of Pinnacle West at least 180 days prior to the date of the annual meeting. This requirement is also contained in our articles of incorporation. Our bylaws require that the written notice must contain all information relating to the director nominee that is required to be included in a proxy statement pursuant to Regulation 14A under the Securities Exchange Act of 1934, as well as the written consent of the proposed nominee to be named in the proxy statement as a nominee and to serving as a director if elected.
          All written notices delivered pursuant to the advance notice provisions of our bylaws are required to state (i) the name and address as they appear on our books of the sponsoring shareholder and the beneficial owner, if any, on whose behalf the proposal or nomination is made, (ii) the class and number of shares that are owned beneficially and of record by the shareholder and such beneficial owner, (iii) a representation that the shareholder is a holder of record entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) whether the shareholder or beneficial owner intends or is part of a group that intends to deliver a proxy statement to holders of at least the number of shares required to adopt the proposal or elect the nominee or otherwise solicit proxies in favor of the proposal or nomination.
          Shareholder proposals and director nominations that are late or that do not include all required information may be rejected. This could prevent shareholders from bringing certain matters before an annual meeting, including proposing the election of non-incumbent directors.
          A shareholder must also comply with all applicable laws in proposing business to be conducted and in nominating directors. The notice provisions of the bylaws do not affect rights of shareholders to request inclusion of proposals in our proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934.

          Additional Authorized Shares of Capital Stock. The authorized but unissued shares of common stock and preferred stock available for issuance under our articles of incorporation could be issued at such times, under such circumstances, and with such terms and conditions as to impede an acquisition transaction.
          Amendment to Articles of Incorporation and Bylaws. ARS § 10-1001 through 1003 generally provide that both the Board of Directors and the shareholders must approve amendments to an Arizona corporation’s articles of incorporation, except that the Board of Directors may adopt specified ministerial amendments without shareholder approval. Unless the articles of incorporation, Arizona law or the Board of Directors would require a greater vote or unless the articles or Arizona law would require a different quorum, the vote required by each voting group allowed or required to vote on the amendment would be:
•	a majority of the votes entitled to be cast by the voting group, if the amendment would create dissenters’ rights for that voting group; and

•	in any other case, if a quorum is present in person or by proxy consisting of a majority of the votes entitled to be cast on the matter by the voting group, the votes cast by the voting group in favor of the amendment must exceed the votes cast against the amendment by the voting group.
          Our articles of incorporation require the approval of at least two-thirds of the total voting power of all outstanding shares of our voting stock to amend the provisions in Article Third relating to serial preferred stock, Article Fifth relating to the election of our directors, including number, classification, term, and nomination procedure, and Article Tenth relating to this voting requirement.
          ARS § 10-1020 provides that the Board of Directors may amend the corporation’s bylaws unless either: (i) the articles or applicable law reserves this power exclusively to shareholders in whole or in part or (ii) the shareholders in amending or repealing a particular bylaw provide expressly that the Board may not amend or repeal that bylaw. An Arizona corporation’s shareholders may amend the corporation’s bylaws even though they may also be amended by the Board of Directors. Our bylaws may not be amended or repealed without the vote of a majority of the Board of Directors or the affirmative vote of a majority of votes cast on the matter at a meeting of shareholders.
DESCRIPTION OF APS DEBT SECURITIES
General
          The following description highlights the general terms of the debt securities that may be offered by APS. When we use the terms “we,” “us,” “our,” and like terms in this description, we are referring to APS. When we offer debt securities in the future, the prospectus supplement will explain the particular terms of those securities and the extent to which any of these general provisions will not apply.
          We can issue an unlimited amount of debt securities under the indentures listed below. We can issue debt securities from time to time and in one or more series as determined by us. In addition, we can issue debt securities of any series with terms different from the terms of debt securities of any other series and the terms of particular debt securities within any series may differ from each other, all without the consent of the holders of previously issued series of debt securities. From time to time, without notice to, or the consent of, the existing holders of any series of debt securities then outstanding, we may create and issue additional debt securities equal in rank and having the same maturity, payment terms, redemption features, and other terms as the debt securities of such series, except for payment of interest accruing prior to the issue date of the additional debt securities and (under some circumstances) for the first payment of interest following the issue date of the additional debt securities. The additional debt securities may be consolidated and form a single series with previously issued debt securities of the affected series.
          The debt securities will be our direct, unsecured obligations. The debt securities may be issued in one or more new series under:

•	an Indenture, dated as of January 15, 1998, as amended from time to time, between JPMorgan Chase Bank, N.A. and us, in the case of senior debt securities; or

•	an Indenture, dated as of January 1, 1995, as amended from time to time, between The Bank of New York and us, in the case of subordinated debt securities.
          We have summarized the material provisions of the Indentures below. We have filed the Indentures as exhibits to the registration statement. You should read the Indentures in their entirety, including the definitions, together with this prospectus and the prospectus supplement before you make any investment decision. Although separate Indentures are used for subordinated debt securities and senior debt securities, references to the “Indenture” and the description of the “Indenture” in this section apply to both Indentures, unless otherwise noted.
          You should refer to the prospectus supplement attached to this prospectus for the following information about a new series of debt securities:
•	title of the debt securities;

•	the aggregate principal amount of the debt securities or the series of which they are a part;

•	the date on which the debt securities mature;

•	the interest rate;

•	when the interest on the debt securities accrues and is payable;

•	the record dates for the payment of interest;

•	places where principal, premium, or interest will be payable;

•	periods within which, and prices at which, we can redeem debt securities at our option;

•	any obligation on our part to redeem or purchase debt securities pursuant to a sinking fund or at the option of the holder;

•	denominations and multiples at which debt securities will be issued if other than $1,000;

•	any index or formula from which the amount of principal or any premium or interest may be determined;

•	any allowance for alternative currencies and determination of value;

•	whether the debt securities are defeasible under the terms of the Indenture;

•	whether we are issuing the debt securities as global securities;

•	any additional or different events of default and any change in the right of the trustee or the holders to declare the principal amount due and payable if there is any default;

•	any addition to or change in the covenants in the Indenture; and

•	any other terms.
     We may sell the debt securities at a substantial discount below their principal amount. The prospectus supplement may describe special federal income tax considerations that apply to debt securities sold at an original issue discount or to debt securities that are denominated in a currency other than United States dollars.

          We must obtain the approval of the Arizona Corporation Commission (“ACC”), before incurring long-term debt. An existing ACC order allows us to have approximately $2.7 billion in principal amount of long-term debt outstanding at any one time, not including $500 million of long-term debt we issued on May 12, 2003, pursuant to a separate ACC order. We do not expect these orders to limit our ability to meet our capital requirements.
          Unless the applicable prospectus supplement specifies otherwise, the debt securities will not be listed on any securities exchange.
          Other than the protections described in this prospectus and in the related prospectus supplement, holders of debt securities would not be protected by the covenants in the Indenture from a highly-leveraged transaction.
Subordination
          The Indenture relating to the subordinated debt securities states that, unless otherwise provided in a supplemental indenture or a board resolution, the debt securities will be subordinate to all senior debt. This is true whether the senior debt is outstanding as of the date of the Indenture or is incurred afterwards. The balance of the information under this heading assumes that a supplemental indenture or a board resolution results in a series of debt securities being subordinated obligations.
          The Indenture states that we cannot make payments of principal, premium, or interest on the subordinated debt if:
•	the principal, premium or interest on senior debt is not paid when due and the applicable grace period for the default has ended and the default has not been cured or waived; or

•	the maturity of any senior debt has been accelerated because of a default.
          The Indenture provides that we must pay all senior debt in full before the holders of the subordinated debt securities may receive or retain any payment if our assets are distributed to our creditors upon any of the following:
•	dissolution;

•	winding-up;

•	liquidation;

•	reorganization, whether voluntary or involuntary;

•	bankruptcy;

•	insolvency;

•	receivership; or

•	any other proceedings.
          The Indenture provides that when all amounts owing on the senior debt are paid in full, the holders of the subordinated debt securities will be subrogated to the rights of the holders of senior debt to receive payments or distributions applicable to senior debt.

          The Indenture defines senior debt as the principal, premium, interest and any other payment due under any of the following, whether outstanding at the date of the Indenture or thereafter incurred, created or assumed:
•	all of our debt evidenced by notes, debentures, bonds, or other securities we sell for money;

•	all debt of others of the kinds described in the preceding bullet point that we assume or guarantee in any manner; and

•	all renewals, extensions, or refundings of debt of the kinds described in either of the two preceding bullet points.
          However, the preceding will not be considered senior debt if the document creating the debt or the assumption or guarantee of the debt states that it is not superior to, or that it is on equal footing with, our subordinated debt securities.
          The Indenture does not limit the aggregate amount of senior debt that we may issue.
Form, Exchange, and Transfer
          Each series of debt securities will be issuable only in fully registered form and without coupons. In addition, unless otherwise specified in a prospectus supplement, the debt securities will be issued in denominations of $1,000 and multiples of $1,000. We, the trustee, and any of our agents may treat the registered holder of a debt security as the absolute owner for the purpose of making payments, giving notices, and for all other purposes.
          The holders of debt securities may exchange them for any other debt securities of the same series, in authorized denominations, and equal principal amount. However, this type of exchange will be subject to the terms of the Indenture and any limitations that apply to global securities.
          A holder may transfer debt securities by presenting the endorsed security at the office of a security registrar or at the office of any transfer agent we designate. The holder will not be charged for any exchange or registration of transfer, but we may require payment to cover any tax or other governmental charge in connection with the transaction. We have appointed the trustee under each Indenture as security registrar. A prospectus supplement will name any transfer agent we designate for any debt securities if different from the security registrar. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts at any time, except that we will maintain a transfer agent in each place of payment for debt securities.
          If the debt securities of any series are to be redeemed in part, we will not be required to do any of the following:
•	issue, register the transfer of, or exchange any debt securities of that series and/or tenor beginning 15 days before the day of mailing of a notice of redemption of any debt security that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt security selected for redemption, except for an unredeemed portion of a debt security that is being redeemed in part.
Payment and Paying Agents
          Unless otherwise indicated in the applicable prospectus supplement, we will pay interest on a debt security on any interest payment date to the person in whose name the debt security is registered.
          Unless otherwise indicated in the applicable prospectus supplement, the principal, premium, and interest on the debt securities of a particular series will be payable at the office of the paying agents that we may designate. However, we may pay any interest by check mailed to the address, as it appears in the security register, of the person entitled to that interest. Also, unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the trustee in The City of New York will be our sole paying agent for payments with respect to debt securities of each series. Any other paying agent that we initially designate for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will maintain a paying agent in each place of payment for the debt securities of a particular series.
          All money that we pay to a paying agent for the payment of the principal, premium, or interest on any debt security that remains unclaimed at the end of two years after the principal, premium, or interest has become due and payable will be repaid to us, and the holder of the debt security may look only to us for payment.
Consolidation, Merger, and Sale of Assets
          Unless otherwise indicated in the applicable prospectus supplement, we may not:
•	consolidate with or merge into any other entity;

•	convey, transfer, or lease our properties and assets substantially as an entirety to any entity; or

•	permit any entity to consolidate with or merge into us or convey, transfer, or lease its properties and assets substantially as an entirety to us, unless the following conditions are met:
•	the successor entity is a corporation, partnership, unincorporated organization or trust organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the debt securities and under the Indenture;

•	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•	other conditions are met.
          Upon any such merger, consolidation, or transfer or lease of properties, the successor person will be substituted for us under the Indenture, and, thereafter, except in the case of a lease, we will be relieved of all obligations and covenants under the Indenture and the debt securities.
Events of Default
          Each of the following will be an event of default under the Indenture with respect to debt securities of any series:
•	our failure to pay principal of or any premium on any debt security of that series when due;

•	our failure to pay any interest on any debt securities of that series when due, and the continuance of that failure for 30 days;

•	our failure to deposit any sinking fund payment, when due, in respect of any debt securities of that series;

•	our failure to perform any of our other covenants in the Indenture relating to that series and the continuance of that failure for 90 days after written notice has been given by the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series;

•	bankruptcy, insolvency, or reorganization events involving us; and

•	any other event of default for that series described in the applicable prospectus supplement.
          If an event of default occurs and is continuing, other than an event of default relating to bankruptcy, insolvency, or reorganization, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series may declare the principal amount of the debt securities of that series to be due and payable immediately. In the case of any debt security that is an original issue discount security or the principal amount of which is not then determinable, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the portion of the principal amount of the debt security specified in the terms of such debt security to be immediately due and payable upon an event of default.
          If an event of default involving bankruptcy, insolvency, or reorganization occurs, the principal amount of all the debt securities of the affected series will automatically, and without any action by the trustee or any holder, become immediately due and payable. After any acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture.
          The trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. Subject to provisions for the indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.
          No holder of a debt security of any series will have any right to institute any proceeding under the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the Indenture, unless:
•	the holder has previously given the trustee written notice of a continuing event of default with respect to the debt securities of that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and the holder or holders have offered reasonable indemnity, to the trustee to institute the proceeding as trustee; and

•	the trustee has failed to institute the proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with the request within 60 days after the notice, request, and offer of indemnity.
The limitations provided above do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal, premium, or interest on the debt security on or after the applicable due date.
          We are required to furnish to the trustee annually a certificate of various officers stating whether or not we are in default in the performance or observance of any of the terms, provisions, and conditions of the Indenture and, if so, specifying all known defaults.
Modification and Waiver
          In limited cases we and the trustee may make modifications and amendments to the Indenture without the consent of the holders of any series of debt securities. We and the trustee may also make modifications and amendments to the Indenture with the consent of the holders of not less than 66-2/3% in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. However, without the consent of the holder of each outstanding debt security affected, no modification or amendment may:
•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•	reduce the principal amount of, or any premium or interest on, any debt security;

•	reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity of the security;

•	change the place or currency of payment of principal of, or any premium or interest on, any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security; or

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indenture or is necessary for waiver of compliance with certain provisions of the Indenture or of certain defaults, or modify the provisions of the Indenture relating to modification and waiver.
          In general, compliance with certain restrictive provisions of the Indenture may be waived by the holders of not less than 66-2/3% in aggregate principal amount of the outstanding debt securities of any series. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past default under the Indenture, except:
•	a default in the payment of principal, premium, or interest; and

•	a default under covenants and provisions of the Indenture which cannot be amended without the consent of the holder of each outstanding debt security of the affected series.
          In determining whether the holders of the requisite principal amount of the outstanding debt securities have given or taken any direction, notice, consent, waiver, or other action under the Indenture as of any date:
•	the principal amount of an outstanding original issue discount security will be the amount of the principal that would be due and payable upon acceleration of the maturity on that date,

•	if the principal amount payable at the stated maturity of a debt security is not determinable, the principal amount of the outstanding debt security will be an amount determined in the manner prescribed for the debt security; and

•	the principal amount of an outstanding debt security denominated in one or more foreign currencies will be the U.S. dollar equivalent of the principal amount of the debt security or, in the case of a debt security described in the previous bullet point above, the amount described in that bullet point.
          If debt securities have been fully defeased or if we have deposited money with the trustee to redeem debt securities, they will not be considered outstanding.
          Except in limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver, or other action under the Indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, the action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. To be effective, the action must be taken by holders of the requisite principal amount of the debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or any other shorter period that we may specify. The period may be shortened or lengthened, but not beyond 180 days.
Defeasance and Covenant Defeasance
          We may elect to have the provisions of the Indenture relating to defeasance and discharge of indebtedness, or defeasance of restrictive covenants in the Indenture, applied to the debt securities of any series, or to any specified part of a series. The prospectus supplement used in connection with the offering of any debt securities will state whether we can make these elections for that series.
Defeasance and Discharge
          We will be discharged from all of our obligations with respect to the debt securities of a series if we deposit with the trustee money in an amount sufficient to pay the principal, premium, and interest on the debt securities of that series when due in accordance with the terms of the Indenture and the debt securities. We can also deposit securities that will provide the necessary monies. However, we will not be discharged from the obligations to exchange or register the transfer of debt securities, to replace stolen, lost, or mutilated debt securities, to maintain paying agencies, and to hold moneys for payment in trust. The defeasance or discharge may occur only if we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such debt securities:
•	will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance, and discharge; and

•	will be subject to federal income tax on the same amount, in the same manner, and at the same times as would have been the case if the deposit, defeasance, and discharge were not to occur.
     Defeasance of Covenants
          We may elect to omit compliance with restrictive covenants in the Indenture and any additional covenants that may be described in the applicable prospectus supplement for a series of debt securities. This election will preclude some actions from being considered defaults under the Indenture for the applicable series. In order to exercise this option, we will be required to deposit, in trust for the benefit of the holders of debt securities, funds in an amount sufficient to pay the principal, premium and interest on the debt securities of the applicable series. We may also deposit securities that will provide the necessary monies. We will also be required to deliver to the trustee an opinion of counsel to the effect that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit and defeasance were not to occur. If we exercise this option with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of any event of default, the amount of funds deposited in trust would be sufficient to pay amounts due on the debt securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on the debt securities on any acceleration resulting from an event of default. In that case, we would remain liable for the additional payments.
Governing Law
          The law of the State of New York will govern the Indenture and the debt securities.
Global Securities
          Some or all of the debt securities of any series may be represented, in whole or in part, by one or more global securities, which will have an aggregate principal amount equal to that of the debt securities they represent. We will register each global security in the name of a depositary or nominee identified in a prospectus supplement and deposit the global security with the depositary or nominee. Each global security will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below and other matters specified in a supplemental indenture to the Indenture.
          No global security may be exchanged for debt securities registered, and no transfer of a global security may be registered, in the name of any person other than the depositary for the global security or any nominee of the depositary, unless:
•	the depositary has notified us that it is unwilling or unable to continue as depositary for the global security or has ceased to be qualified to act as depositary;

•	a default has occurred and is continuing with respect to the debt securities represented by the global security; or

•	any other circumstances exist that may be described in the applicable supplemental indenture and prospectus supplement.
          We will register all securities issued in exchange for a global security or any portion of a global security in the names specified by the depositary.
          As long as the depositary or its nominee is the registered holder of a global security, the depositary or nominee will be considered the sole owner and holder of the global security and the debt securities that it represents. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not:
•	be entitled to have the global security or debt securities registered in their names;

•	receive or be entitled to receive physical delivery of certificated debt securities in exchange for a global security; and

•	be considered to be the owners or holders of the global security or any debt securities for any purpose under the Indenture.
          We will make all payments of principal, premium, and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that purchasers of securities take physical delivery of securities in definitive form. These laws make it difficult to transfer beneficial interests in a global security.
          Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee, referred to as Participants, and to persons that may hold beneficial interests through Participants. In connection with the issuance of any global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its Participants. Ownership of beneficial interests in a global security will only be shown on records maintained by the depositary or the Participant. Likewise, the transfer of ownership interests will be effected only through the same records. Payments, transfers, exchanges, and other matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. Neither we, the trustee, nor any of our agents will have responsibility or liability for any aspect of the depositary’s or any Participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising, or reviewing any records relating to the beneficial interests.
Regarding the Trustee
          JPMorgan Chase Bank, N. A. is the trustee under the Indenture relating to the senior debt securities. We and our affiliates maintain normal commercial and banking relationships with JPMorgan Chase Bank, N.A. In addition, an affiliate of JPMorgan Chase Bank, N.A. is the owner participant under a trust to which we sold and leased back a portion of Palo Verde Unit 2. In the future JPMorgan Chase Bank, N.A. and its affiliates may provide banking, investment and other services to us and our affiliates.

          The Bank of New York is the trustee under the Indenture relating to the subordinated debt securities. It is also trustee of Pinnacle West’s pension plan and under various indentures covering securities issued by our affiliates or on our behalf. We and our affiliates maintain normal commercial and banking relationships with The Bank of New York, including The Bank of New York serving as transfer agent and registrar for Pinnacle West’s common stock. In the future The Bank of New York and its affiliates may provide banking, investment and other services to us and our affiliates.
EXPERTS
               The consolidated financial statements, the related consolidated financial statement schedule, and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Pinnacle West Capital Corporation Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
               The financial statements, the related financial statement schedule, and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Arizona Public Service Company Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
LEGAL OPINIONS
          Snell & Wilmer L.L.P., One Arizona Center, Phoenix, Arizona 85004, will opine on the validity of the offered securities. We currently anticipate that Pillsbury Winthrop Shaw Pittman LLP, 1540 Broadway, New York, New York 10036, will pass on certain legal matters with respect to the offered securities for any underwriters. Snell & Wilmer L.L.P. may rely as to all matters of New York law upon the opinion of Pillsbury Winthrop Shaw Pittman LLP. Pillsbury Winthrop Shaw Pittman LLP may rely as to all matters of Arizona law upon the opinion of Snell & Wilmer L.L.P.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, to be paid by the Registrant.

Securities and Exchange Commission registration fee	$	*
Printing, engraving, and postage expenses		100,000
Legal fees and expenses		375,000
Accounting fees and expenses		375,000
Rating Agency fees		423,000
Transfer Agreement and Registrar, Trustee and Depository fees and expenses		25,000
Blue Sky fees and expenses		150,000
Miscellaneous		22,000

Total		$1,470,000

*	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).
Item 15. Indemnification of Directors and Officers.
     The Arizona Business Corporation Act (the “ABCA”) permits extensive indemnification of present and former directors, officers, employees or agents of an Arizona corporation, whether or not authority for such indemnification is contained in the indemnifying corporation’s articles of incorporation or bylaws. Specific authority for indemnification of present and former directors and officers to the fullest extent permitted by applicable law is contained in Article VII of Pinnacle West’s Bylaws and in Section 7.01 of APS’ Bylaws. Such indemnification is mandatory. Article Fifth of APS’ Articles of Incorporation permits indemnification of current and former directors and officers if the Board of Directors determines in good faith that the person did not act, fail to act or refuse to act willfully or with gross negligence or with fraudulent or criminal intent.
     Under the ABCA, in order for a corporation to indemnify a director or officer, a majority of the corporation’s disinterested directors, special legal counsel, or the shareholders must find that the conduct of the individual to be indemnified was in good faith and that the individual reasonably believed that the conduct was in the corporation’s best interests (in the case of conduct in an “official capacity” with the corporation) or that the conduct was at least not opposed to the corporation’s best interests (in all other cases). In the case of any criminal proceeding, the finding must be to the effect that the individual had no reasonable cause to believe the conduct was unlawful. Indemnification is permitted with respect to expenses, judgments, fines and amounts paid in settlement by such individuals, except that, in the case of a proceeding by or in the right of the corporation, indemnification is limited to reasonable expenses incurred in connection with the proceeding. However, a corporation cannot indemnify a director in the cases noted in clause (ii) of the second sentence of the following paragraph. Broader indemnification is allowed, with certain limitations, for a director as provided in a corporation’s articles of incorporation, and for an officer who is not also a director or where the basis on which the officer was made a party to the proceeding is an act or omission solely as an officer, as provided in the articles of incorporation, bylaws, a resolution of the board of directors or a contract.
     Indemnification under the ABCA is permissive, except in the event of a successful defense, in which case a director or officer must be indemnified against reasonable expenses, including attorneys’ fees, incurred in connection with the proceeding. In addition, the ABCA requires Arizona corporations to indemnify any “outside director” (a director who is not an officer, employee or holder of more than five percent of any class of the corporation’s stock or the stock of any affiliate of the corporation) against liability unless (i) the corporation’s articles of incorporation limit such indemnification, (ii) the director is adjudged liable in a proceeding by or in the right of the corporation or in any other proceeding charging improper financial benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that financial benefit was improperly received by the director, or (iii) a court determines, before payment to the outside director, that the director failed to meet the standards of conduct described in the preceding paragraph. With certain limitations, a court may also order that an individual be indemnified if the court finds that the individual is fairly and reasonably entitled to indemnification in light of all of the relevant circumstances, whether or not the individual has met the standards of conduct in this and the preceding paragraph or was adjudged liable as described above.
     In connection with the offering made by the prospectus which is a part of this registration statement, as it may be amended or supplemented, the underwriters of the securities, pursuant to the relevant underwriting agreement, will severally agree to indemnify and hold harmless Pinnacle West or APS, as the case may be, each of its directors, each of its officers who has signed this registration statement, and each person, if any, who controls Pinnacle West or APS, as the case may be, within the meaning of the Securities Act of 1933, as amended (the “Act”), against certain losses, claims, damages, or liabilities, including liabilities under the Act, that arise out of or are based upon written information furnished by such underwriters to Pinnacle West or APS, as the case may be, for use in this registration statement or in such prospectus.
     In addition, we have, from time to time, entered into and/or may enter into agreements to indemnify certain of our directors and officers to the fullest extent allowed by law, subject to certain exceptions. To the extent the Board or shareholders may in the future wish to limit or repeal our ability to provide indemnification to our officers and directors, such repeal or limitation may not be effective as to directors or officers who are parties to any indemnification agreements because their rights to full protection would be contractually assured by such agreements.
     In Arizona, a corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against liability asserted against or incurred by the individual arising from the individual’s status as a director or officer. We maintain insurance on a regular basis (and not specifically in connection with this offering) against liabilities arising on the part of directors and officers out of their performance in such capacities or arising on our part out of the foregoing indemnification provisions, subject to certain exclusions and to the policy limits.
     For information regarding our undertaking to submit to adjudication the issue of indemnification for violation of the securities laws, see Item 17 below.
Item 16. Exhibits.

Exhibit No.	Description
*1.1	Form of Pinnacle West Underwriting Agreement with respect to Debt Securities

*1.2	Form of Pinnacle West Underwriting Agreement with respect to Preferred Stock

*1.3	Form of Pinnacle West Underwriting Agreement with respect to Common Stock

*1.4	Form of APS Underwriting Agreement with respect to Debt Securities

*4.1	Form of Pinnacle West Senior Debt Securities

*4.2	Form of Pinnacle West Subordinated Debt Securities

*4.3	Form(s) of Pinnacle West Supplemental Indenture relating to Debt Securities

*4.4	Statement of Pinnacle West Preferred Stock Designations

*4.5	Form of Pinnacle West Preferred Stock Certificate

*4.6	Form of APS Senior Debt Securities

*4.7	Form of APS Subordinated Debt Securities

*4.8	Form(s) of APS Supplemental Indenture relating to Debt Securities

**5.1	Opinion of Snell & Wilmer L.L.P. for Pinnacle West securities

**5.2	Opinion of Pillsbury Winthrop Shaw Pittman LLP for Pinnacle West securities

5.3	Opinion of Snell & Wilmer L.L.P. for APS debt securities

5.4	Opinion of Pillsbury Winthrop Shaw Pittman LLP for APS debt securities

23.1	Consent of Snell & Wilmer L.L.P. (included in Opinions filed as Exhibits 5.1 and 5.3)

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Opinions filed as Exhibits 5.2 and 5.4)

23.3	Consent of Deloitte & Touche LLP

24.1	Powers of Attorney (contained within the signature page hereto)

**24.2	Resolutions of Pinnacle West Board of Directors re Powers of Attorney

Exhibit No.	Description
24.3	Resolutions of APS Board of Directors re Powers of Attorney

**25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, under the Indenture relating to the Pinnacle West Senior Debt Securities

**25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, under the Indenture relating to the Pinnacle West Subordinated Debt Securities

25.3	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, under the Indenture relating to the APS Senior Debt Securities

25.4	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, under the Indenture relating to the APS Subordinated Debt Securities

*	To be filed by an amendment to the registration statement, or documents filed pursuant to the Securities Exchange Act of 1934, as amended, that are incorporated or deemed incorporated by reference herein.

**	Previously filed.
     In addition to those Exhibits shown above, Pinnacle West hereby incorporates the following Exhibits pursuant to Rule 411 of Regulation C promulgated under the Act by reference to the filings set forth below:

Exhibit		Previously Filed		Date
No.	Description	as Exhibit:	File No.[a]	Effective
4.9	Articles of Incorporation, restated as of July 29, 1988	Exhibit 19.1 to Pinnacle West’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1988	1-8962	11-14-88

4.10	Bylaws, amended as of December 14, 2005	Exhibit 3.1 to Pinnacle West’s December 15, 2005 Form 8-K Report	1-8962	12-15-05

4.11	Amended and Restated Rights Agreement, dated as of March 26, 1999, between Pinnacle West and BankBoston, N.A., as Rights Agent, including (i) as Exhibit A thereto the form of Amended Certificate of Designation of Series A Participating Preferred Stock of Pinnacle West, (ii) as Exhibit B thereto the Form of Rights Certificate and (iii) as Exhibit C thereto the Summary of Right to Purchase Preferred Shares	Exhibit 4.1 to Pinnacle West’s April 19, 1999 Form 8-K Report	1-8962	4-19-99

4.12	Amendment to Rights Agreement effective as of January 1, 2002	Exhibit 4.1 to Pinnacle West’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002	1-8962	5-15-02

4.13	Indenture dated as of December 1, 2000 between Pinnacle West and The Bank of New York, as Trustee, relating to Senior Debt Securities	Exhibit 4.1 to Pinnacle West’s Registration Statement No. 333-53150	333-53150	12-21-00

Exhibit		Previously Filed		Date
No.	Description	as Exhibit:	File No.[a]	Effective
4.14	First Supplemental Indenture dated as of March 15, 2001	Exhibit 4.1 to Pinnacle West’s Registration Statement No. 333-52476 by means of March 26, 2001 Form 8-K Report	1-8962	3-26-01

4.15	Second Supplemental Indenture dated as of November 1, 2003	Exhibit 4.20 to Pinnacle West’s Registration Statement No. 333-101457 by means of November 12, 2003 Form 8-K Report	1-8962	11-12-03

4.16	Indenture dated as of December 1, 2000 between Pinnacle West and The Bank of New York, as Trustee, relating to subordinated Debt Securities	Exhibit 4.2 to Pinnacle West’s Registration Statement No. 333-53150	333-53150	12-21-00

4.17	Agreement dated March 29, 1988, relating to the filing of instruments defining the rights of holders of long-term debt not in excess of 10% of Pinnacle West’s total assets	Exhibit 4.1 to Pinnacle West’s 1987 Form 10-K Report	1-8962	3-30-88

4.18	Specimen Certificate of Pinnacle West Common Stock, no par value	Exhibit 4.2 to Pinnacle West’s 1988 Form 10-K Report	1-8962	3-31-89

12.1	Ratio of Earnings to Fixed Charges	Exhibit 12.1 to Pinnacle West’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006	1-8962	5-9-06

12.2	Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements	Exhibit 12.3 to Pinnacle West’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006	1-8962	5-9-06

[a]	Reports filed under File No. 1-8962 were filed in the office of the Securities and Exchange Commission located in Washington, D.C.

     In addition to those Exhibits shown above, APS hereby incorporates the following Exhibits pursuant to Rule 411 of Regulation C promulgated under the Act by reference to the filings set forth below:

Exhibit		Previously Filed		Date
No.	Description	as Exhibit:	File No.[a]	Effective
4.21	Indenture dated as of January 1, 1995 among APS and The Bank of New York, as Trustee, relating to subordinated Debt Securities	Exhibit 4.6 to APS’ Registration Statement Nos. 33-61228 and 33-55473 by means of January 11, 1995 Form 8-K Report	1-04473	1-11-95

4.22	First Supplemental Indenture dated as of January 1, 1995	Exhibit 4.4 to APS’ Registration Statement Nos. 33-61228 and 33-55473 by means of January 11, 1995 Form 8-K Report	1-04473	1-11-95

4.23	Indenture dated as of January 15, 1998 among APS and JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as Trustee, relating to Senior Debt Securities	Exhibit 4.10 to APS’ Registration Statement Nos. 333-15379 and 333-27551 by means of January 16, 1998 Form 8-K Report	1-04473	1-16-98

4.24	First Supplemental Indenture dated as of January 15, 1998	Exhibit 4.3 to APS’ Registration Statement Nos. 333-15479 and 333-27551 by means of January 16, 1998 Form 8-K Report	1-04473	1-16-98

4.25	Second Supplemental Indenture dated as of February 15, 1999	Exhibit 4.3 to APS’ Registration Statement Nos. 333-27551 and 333-58445 by means of February 22, 1999 Form 8-K Report	1-04473	2-22-99

4.26	Third Supplemental Indenture dated as of November 1, 1999	Exhibit 4.5 to APS’ Registration Statement No. 333-58445 by means of November 5, 1999 Form 8-K Report	1-04473	11-5-99

4.27	Fourth Supplemental Indenture dated as of August 1, 2000	Exhibit 4.1 to APS’ Registration Statement Nos. 333-58445 and 333-94277 by means of August 4, 2000 Form 8-K Report	1-04473	8-4-00

4.28	Fifth Supplemental Indenture dated as of October 1, 2001	Exhibit 4.1 to APS’ Quarterly Report for the quarter ended September 30, 2001	1-04473	11-6-01

4.29	Sixth Supplemental Indenture dated as of March 1, 2002	Exhibit 4.1 to APS’ Registration Statement Nos. 333-63994 and 333-83398 by means of February 28, 2002 Form 8-K Report	1-04473	2-28-02

4.30	Seventh Supplemental Indenture dated as of May 1, 2003	Exhibit 4.1 to APS’ Registration Statement No. 333-90824 by means of May 9, 2003 Form 8-K Report	1-04473	5-9-03

Exhibit		Previously Filed		Date
No.	Description	as Exhibit:	File No.[a]	Effective
4.31	Eighth Supplemental Indenture dated as of June 15, 2004	Exhibit 4.1 to APS’ Registration Statement No. 333-106772 by means of June 28, 2004 Form 8-K Report	1-04473	6-28-04

4.32	Ninth Supplemental Indenture dated as of August 15, 2005	Exhibit 4.1 to APS’ Registration Statement Nos. 333-106772 and 333-121512 by means of August 22, 2005 Form 8-K Report	1-04473	8-22-05

12.3	Ratio of Earnings to Fixed Charges	Exhibit 12.2 to APS’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2006	1-04473	5-9-06

[a]	Reports filed under File No. 1-4473 were filed in the office of the Securities and Exchange Commission located in Washington, D.C.
Item 17. Undertakings.
(a) Each of the undersigned Registrants hereby undertakes:
     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (e) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (f) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (g) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, each of the registrants named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Post-Effective Amendment No. 1 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona on June 28, 2006.

PINNACLE WEST CAPITAL CORPORATION
By:	/s/ William J. Post
William J. Post
Chairman of the Board and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ William J. Post (William J. Post, Chairman of the Board and Chief Executive Officer)	Principal Executive Officer and Director	June 28, 2006

/s/ Jack E. Davis (Jack E. Davis, President and Chief Operating Officer)	Director	June 28, 2006

/s/ Donald E. Brandt (Donald E. Brandt, Executive Vice President and Chief Financial Officer)	Principal Accounting Officer and Principal Financial Officer	June 28, 2006

* (Edward N. Basha, Jr.)	Director	June 28, 2006

* (Michael L. Gallagher)	Director	June 28, 2006

* (Pamela Grant)	Director	June 28, 2006

* (Roy A. Herberger, Jr.)	Director	June 28, 2006

* (Martha O. Hesse)	Director	June 28, 2006
* (William S. Jamieson, Jr.)	Director	June 28, 2006

Signature	Title	Date
* (Humberto S. Lopez)	Director	June 28, 2006

* (Kathryn L. Munro)	Director	June 28, 2006

* (Bruce J. Nordstrom)	Director	June 28, 2006

* (William L. Stewart)	Director	June 28, 2006

*	By:	/s/ Nancy C. Loftin

(Nancy C. Loftin, Attorney-in-Fact)

ARIZONA PUBLIC SERVICE COMPANY
By:	/s/ Jack E. Davis
Jack E. Davis
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Donald E. Brandt, Barbara M. Gomez and Nancy C. Loftin, and each of them, as attorneys-in-fact, to sign his or her name on his or her behalf, individually and in each capacity designated below, to file any amendments, including post-effective amendments, to this Post-Effective Amendment No. 1.

Signature	Title	Date
/s/ William J. Post (William J. Post, Chairman of the Board)	Director	June 28, 2006

/s/ Jack E. Davis (Jack E. Davis, President and Chief Executive Officer)	Principal Executive Officer and Director	June 28, 2006

/s/ Donald E. Brandt (Donald E. Brandt, Executive Vice President and Chief Financial Officer)	Principal Financial Officer	June 28, 2006

/s/ Chris N. Froggatt (Chris N. Froggatt, Vice President and Controller)	Principal Accounting Officer	June 28, 2006

/s/ Edward N. Basha, Jr. (Edward N. Basha, Jr.)	Director	June 28, 2006

/s/ Michael L. Gallagher (Michael L. Gallagher)	Director	June 28, 2006

/s/ Pamela Grant (Pamela Grant)	Director	June 28, 2006

/s/ Roy A. Herberger, Jr. (Roy A. Herberger, Jr.)	Director	June 28, 2006

/s/ Martha O. Hesse (Martha O. Hesse)	Director	June 28, 2006

/s/ William S. Jamieson, Jr. (William S. Jamieson, Jr.)	Director	June 28, 2006

Signature	Title	Date
/s/ Humberto S. Lopez (Humberto S. Lopez)	Director	June 28, 2006

/s/ Kathryn L. Munro (Kathryn L. Munro)	Director	June 28, 2006

/s/ Bruce J. Nordstrom (Bruce J. Nordstrom)	Director	June 28, 2006

/s/ William L. Stewart (William L. Stewart)	Director	June 28, 2006

Exhibit No.	Description
*1.1	Form of Pinnacle West Underwriting Agreement with respect to Debt Securities

*1.2	Form of Pinnacle West Underwriting Agreement with respect to Preferred Stock

*1.3	Form of Pinnacle West Underwriting Agreement with respect to Common Stock

*1.4	Form of APS Underwriting Agreement with respect to Debt Securities

*4.1	Form of Pinnacle West Senior Debt Securities

*4.2	Form of Pinnacle West Subordinated Debt Securities

*4.3	Form(s) of Pinnacle West Supplemental Indenture relating to Debt Securities

*4.4	Statement of Pinnacle West Preferred Stock Designations

*4.5	Form of Pinnacle West Preferred Stock Certificate

*4.6	Form of APS Senior Debt Securities

*4.7	Form of APS Subordinated Debt Securities

*4.8	Form(s) of APS Supplemental Indenture relating to Debt Securities

**5.1	Opinion of Snell & Wilmer L.L.P. for Pinnacle West securities

**5.2	Opinion of Pillsbury Winthrop Shaw Pittman LLP for Pinnacle West securities

5.3	Opinion of Snell & Wilmer L.L.P. for APS debt securities

5.4	Opinion of Pillsbury Winthrop Shaw Pittman LLP for APS debt securities

23.1	Consent of Snell & Wilmer L.L.P. (included in Opinions filed as Exhibits 5.1 and 5.3)

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Opinions filed as Exhibits 5.2 and 5.4)

23.3	Consent of Deloitte & Touche LLP

24.1	Powers of Attorney (contained within the signature page hereto)

**24.2	Resolutions of Board of Pinnacle West Directors re Powers of Attorney

24.3	Resolutions of Board of APS Directors re Powers of Attorney

**25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, under the Indenture relating to the Pinnacle West Senior Debt Securities

**25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, under the Indenture relating to the Pinnacle West Subordinated Debt Securities

25.3	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, under the Indenture relating to the APS Senior Debt Securities

25.4	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, under the Indenture relating to the APS Subordinated Debt Securities

*	To be filed by an amendment to the registration statement, or documents filed pursuant to the Securities Exchange Act of 1934, as amended, that are incorporated or deemed incorporated by reference herein.

**	Previously filed.
For a description of the Exhibits incorporated in this filing by reference, see Item 16.